UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 5, 2022

Quanta Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-13831	74-2851603
(Commission File No.)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 2600

Houston, Texas 77056

(Address of principal executive offices, including ZIP code)

(713) 629-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.00001 par value	PWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Peru Project Dispute Arbitration Decision

On August 5, 2022, a majority-owned subsidiary of Quanta Services, Inc. (“Quanta” or the “Company”), Redes Andinas de Comunicaciones S.R.L. (“Redes”), received the decision of the Court of International Arbitration of the International Chamber of Commerce (the “ICC”) in connection with the arbitration proceeding initiated in May 2019 by Redes against Programa Nacional de Telecomunicaciones (“PRONATEL”), an agency of the Peruvian Ministry of Transportation and Communications (“MTC”), and the MTC. As described in further detail in the Company’s periodic reports, including most recently in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the U.S. Securities and Exchange Commission on August 4, 2022 (the “Quarterly Report”), the arbitration proceeding addressed various claims by Redes and counterclaims by PRONATEL and the MTC relating to two terminated telecommunications projects located in Peru.

The arbitration tribunal, in a 3-0 decision, found in favor of Redes in connection with its claims and as a result ordered, among other things, (i) repayment of the amounts collected by PRONATEL under the advance payment bonds and the performance bonds; (ii) payment of amounts owed for work completed by Redes under the contracts; (iii) payment of lost income in connection with Redes’ future operation and maintenance of the networks; and (iv) payment of other related costs and damages to Redes as a result of the breach and improper termination of the contracts (including costs related to the execution of the bonds, costs related to the transfer of the networks and legal and expert fees). Accordingly, the arbitration tribunal awarded Redes approximately $177 million. In addition, per the terms of the arbitration decision, interest will accrue on the amount owed up to the date of payment. The decision of the arbitration tribunal is final; however, there are limited grounds on which PRONATEL and the MTC may seek to annul the decision in Peruvian court.

Quanta believes Redes is entitled to all amounts awarded by the arbitration tribunal, as well as certain other amounts associated with the additional pending arbitration proceeding brought by another Quanta subsidiary with the International Centre for Settlement of Investment Disputes against the Republic of Peru, as described in further detail in the Quarterly Report. Quanta and Redes intend to vigorously pursue recovery of these amounts and take additional legal actions deemed necessary to enforce the ICC arbitration decision. However, due to the inherent uncertainty involved with, among other things, any annulment proceeding that may be pursued by PRONATEL and the MTC, the ultimate timing and conclusion with respect to collection of the amount of the award remains unknown.

Cautionary Statement About Forward-Looking Statements and Information

This Current Report on Form 8-K includes forward-looking statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. In particular, these include, but are not limited to, statements relating to the ultimate conclusion of any future challenge to the decision in the ICC arbitration proceeding, as well as other pending legal proceedings, the collection of the estimated amount awarded in the arbitration proceeding, as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the forward-looking statements and that any or all of the forward-looking statements may turn out to be inaccurate or incorrect. These statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including the ultimate outcome of pending legal proceedings and Quanta’s inability to collect the amount awarded in the arbitration proceeding. All of the forward-looking statements are expressly qualified by these cautionary statements. Although forward-looking statements reflect the Company’s good faith beliefs at the time the statements have been made, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual outcomes to differ materially from anticipated future outcomes expressed or implied by such forward-looking statements. In addition, Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2022	Quanta Services, Inc.

	By:	/s/ Donald C. Wayne
Name: Donald C. Wayne
Title: Executive Vice President and General Counsel